Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-61814, 333-117412, 333- 125960) of Sohu.com Inc. of our report dated February 26, 2009 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Form 10-K for the year ended December 31, 2008.

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, the People’s Republic of China

February 26, 2009